UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2014

Vansen Pharma Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33715	20-2881151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Convention Centre Drive, Suite 700 Las Vegas, NV 89109	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 514-316-2513

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	the “Company,” “we,” “us,” and “our” refer to the business of Vansen Pharma Inc., a Nevada corporation;
•	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;
•	“SEC” refers to the Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition

Effective July 30, 2013, we entered into and closed an asset purchase agreement with Vansen Pharma Inc., a private Quebec company, wherein we agreed to purchase the right, title and interest to certain Spectracef® and cefditoren pivoxil products in the United States, along with related contracts, records, inventories and product registrations. Vansen will retain their right, title and interest to the products in Canada.

As consideration for the purchase, we agreed to pay Vansen $900,000 in cash.

In regards to the assets that we have acquired from Vansen, Spectracef® and its authorized generic (cefditoren pivoxil) are effective antibiotic therapy in a patient-friendly dose pack offering convenience and promoting compliance.  Spectracef® (cefditoren pivoxil) tablets are indicated for treatment of mild to moderate infections in patients 12 years of age or older caused by susceptible strains of the following microorganisms:

•	Acute Bacterial Exacerbation of Chronic Bronchitis caused by Haemophilus influenzae.
•	Community-Acquired Pneumonia caused by Haemophilus influenzae.
•	Pharyngitis/Tonsillitis caused by Streptococcus pyogenes.
•	Uncomplicated Skin and Skin-Structure Infections caused by Staphylococcus aureus.

Effective August 23, 2013, we entered into an asset purchase agreement with Merus Labs International Inc., a Canadian corporation, wherein we agreed to purchase the product rights for FACTIVE® (Gemifloxacin Mesylate) tablets for approximately $3.87 million.  Pursuant to the agreement we acquired the license to the FACTIVE® trademark and patent, inventory on hand, various contingent liabilities and certain related intellectual property and other information and materials required to market the brand in the North American market.  The purchase price is comprised of 3,000,000 shares of our common stock, a cash payment of $2.2 million paid on closing and a non-contingent deferred cash payment of $800,000, in the form of a convertible promissory note, to be paid in quarterly instalments over the next 15 months, as follows:

•	$200,000 on March 1, 2014
•	$200,000 on June 1, 2014
•	$200,000 on September 1, 2014
•	$200,000 on December 1, 2014

In addition to the asset purchase agreement, we entered into a transition services agreement with Merus dated August 23, 2013, wherein Merus agreed to provide certain warehousing, distribution and other transition services to our company during the transition period with respect to the FACTIVE® products.

On August 23, 2013, we issued a $280,000 convertible note which is non-interest bearing and matures as follows:

$
September 1, 2013 (paid)	35,000
October 1, 2013 (paid)	35,000
November 1, 2013 ($7,600 paid)	35,000
December 1, 2013 (remains unpaid)	35,000
December 31, 2013 (remains unpaid)	140,000
280,000

If we default on the repayment dates for the convertible note, the portion of the note that is unpaid at the maturity date becomes convertible into shares of common stock at a conversion rate of 95% of the average closing bid price of the our common stock for the twenty consecutive days prior to the date of non-payment.

We are a specialty pharmaceutical company focused on broad therapeutic areas.  For further details on our business, please see the section entitled “Business” beginning on page 3.

FORM 10 INFORMATION DISCLOSURE

As disclosed elsewhere in this report, on July 30, 2013 we entered into an asset purchase agreement with Vansen Pharma Inc., a Quebec company, wherein we agreed to purchase the right, title and interests to certain Spectracef® and cefditoren pivoxil products in the United States.  In addition, on August 23, 2013, we entered into and closed an asset purchase agreement with Merus Labs International, a Canada corporation, wherein we acquired the right, title and interest in and to the FACTIVE® product family.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the acquisition of assets under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to our company after the acquisition, unless otherwise specifically indicated.

BUSINESS

General Overview

We were incorporated in the state of Nevada on May 9, 2005.  Our offices are located at 101 Convention Centre Drive, Suite 700, Las Vegas, NV  89109.  Our website is www.vansenpharma.com.

We have been an exploration-stage company that has not generated any revenue and has had limited operations to date.

Since our inception, we were an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discovered.

We had conducted limited exploration activities on two former properties, the Westmoreland Property and the Bradley Creek Property, both located in British Columbia, Canada.  Based on the results of our exploration efforts on these properties we decided not to proceed with any further exploration and terminated all related agreements.

Business Subsequent to the Closing of the Acquisition

We are now a specialty pharmaceutical company focused on acquiring or licensing legacy pharmaceutical products across broad therapeutic areas which are still anticipated to grow and present an opportunity for major expansion.

These legacy products have a well established record of safety and efficacy and a history of stable revenues and/or predictable prescription demand. Our objective is to maintain and increase our revenue and cash flow.  We will be focused on products that either enjoy market exclusivity through technical, manufacturing or economic barriers to competition, or otherwise maintain stable and/or predictable prescription demand. Our  focus is not therapeutically driven (meaning one specific disease or category of diseases), allowing us to build a diversified product portfolio without being limited to any specific therapeutic class.

On December 5, 2013, we secured a $3,500,000 debenture bearing interest at 12% per annum and maturing on December 5, 2015 for purposes of financing future acquisitions or licensing of legacy pharmaceutical products.

Our Products

Spectracef/Cefditoren Pivoxil

Spectracef® is a cephalosporin antibiotic, for the treatment of acute exacerbations of chronic bronchitis (AECB) caused by susceptible strains of Haemophilus influenzae, H. parainfluenzae, Streptococcus pneumoniae, or Moraxella catarrhalis and for the treatment of pharyngitis and tonsillitis caused by susceptible strains of S. pyogenes and for uncomplicated skin infections caused by S. aureus or S. pyogenes.

Spectracef® tablets contain cefditoren pivoxil, a semi-synthetic cephalosporin antibiotic for oral administration. It is a prodrug which is hydrolyzed by esterases during absorption, and the drug is distributed in the circulating blood as active cefditoren.

Chemically, cefditoren pivoxil is (-)-(6R,7R)-2,2-dimethylpropionyloxymethyl 7-[(Z)-2-(2-aminothiazol-4-yl)-2-methoxy-iminoacetamido]-3-[(Z)-2-(4-methylthiazol-5-yl)ethenyl]-8-oxo-5-thia-1-azabicyclo[4.2.0]oct-2-ene-2-carboxylate. The empirical formula is C25H28N6O7S3 and the molecular weight is 620.73. The structural formula of cefditoren pivoxil is shown below:

cefditoren pivoxil

The amorphous form of cefditoren pivoxil developed for clinical use is a light yellow powder. It is freely soluble in dilute hydrochloric acid and soluble at levels equal to 6.06 mg/mL in ethanol and <0.1 mg/mL in water.

Spectracef® (cefditoren pivoxil) tablets contain 200 mg or 400 mg of cefditoren as cefditoren pivoxil and the following inactive ingredients: croscarmellose sodium, mannitol, magnesium stearate, sodium caseinate (a milk protein), and sodium tripolyphosphate. The tablet coating contains carnauba wax, hypromellose, polyethylene glycol, and titanium dioxide. Tablets are printed with ink containing opacode blue S-1-10533.

Spectracef® delivers the effective empiric therapy of a third-generation cephalosporin Spectracef® tablets are indicated for the treatment of mild to moderate infections in patients 12 years of age or older caused by susceptible strains of the following microorganisms.

FACTIVE®

We acquired the product rights for FACTIVE® (Gemifloxacin Mesylate) tablets from Merus Labs International Inc. FACTIVE® is a fluoroquinolone antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis (ABECB) and community-acquired pneumonia of mild to moderate severity (CAP). According to Wolters Kluwer Health, a third-party provider of prescription data, in 2008, the U.S. oral solid fluoroquinolone market generated approximately 39 million prescriptions. FACTIVE® was launched in the U.S. in September of 2004 and is the only fluoroquinolone approved in the U.S. for the five-day treatment of both ABECB and CAP. FACTIVE® (Gemifloxacin Mesylate) is a synthetic broad-spectrum antibacterial agent for oral administration. Gemifloxacin, a compound related to the fluoroquinolone class of antibiotics, is available as the mesylate salt in the sesquihydrate form. Chemically, gemifloxacin is (R,S)-7-[(4Z)-3-(aminomethyl)-4-(methoxyimino)-1-pyrrolidinyl]-1-cyclopropyl-6-fluoro-1,4-dihydro-4-oxo-1,8-naphthyridine-3-carboxylic acid.

The mesylate salt is a white to light brown solid with a molecular weight of 485.49. Gemifloxacin is considered freely soluble at neutral pH (350 μi/mL at 37dered freely soluble at neutral pH (35018H20FN5O4•CH4O3S and its chemical structure is:

Gemifloxacin Mesylate

Each white to off-white, oval, film-coated FACTIVE® tablet has breaklines and GE 320 debossed on both faces and contains gemifloxacin mesylate equivalent to 320 mg gemifloxacin. The inactive ingredients are crospovidone, hydroxypropyl methylcellulose, magnesium stearate, microcrystalline cellulose, polyethylene glycol, povidone, and titanium dioxide.

Sales and Marketing

In July 2013, we completed a sales agreement with Mission/Alamo, a contract sales organization based in Doylestown, PA. In partnering with Alamo, our sales force is structured in a 28 territory (3 district) alignment, with 50% of the sales force in a full-time and 50% in a flex-time capacity. Further, in the Vansen/Alamo relationship, we are in a co-promotion with Prednisolone 25. In this shared selling arrangement, our sales force allocates their efforts as follows: 70% Vansen anti-infective targets and 30% Mission Pred 25 targets. This 70/30 relationship not only applies to the number of “Targets”, but it also applies to the “Promotional Effort” (where to focus your time in the field). Therefore, 30% of your time in the field is roughly devoted to Prednisolone 25, which in turn means 70% devoted to the Anti-Infective (AI) Franchise (Spectracef and FACTIVE®).

“Target Provider Universe”:

•	We recently completed a very basic target optimization reflective of the 28 territory alignment and the addition of Prednisolone 25.

•
Overall a high priority was given to Anti-Infective franchise, AI, (Spectracef and FACTIVE®) to try and include every provider that's written Spectracef and FACTIVE® Vansen product in the last 6 months (entire last respiratory season), and then build out the additional AI universe potential by looking at 3rd Generation & Quinolone TRx data.  AI franchise Target Provider Universe:

➢	Full-Time Rep: Total of 175 - 200 targets (includes both AI and Pred 25 targets).

➢	Flex-Time Rep: Total of 90 -100 targets (includes both AI & Pred 25 targets).

•
The above total number of Targets are higher than industry average for full and flex time territories.  To expand the Target Provider Universe a higher number of AI specific targets are included allowing sales reps to have some latitude on which of those makes the most sense to ultimately make as part of the core anti-infective targets.

Competition

The pharmaceutical industry is highly competitive.  At times, we may not be able to differentiate our products from our competitors’ products, successfully develop or introduce new products that are less expensive than our competitors’ products, or offer purchasers payment and other commercial terms as favorable as those offered by our competitors.  With FACTIVE®, we believe that our principal competitors are in the branded quinolone class (e.g., moxifloxacin, levofloxacin).

Our principal strategy is to leverage FACTIVE®’s unique product features stressing 5 day therapy produces high clinical cure rates for vulnerable patients with CAP and ABECB, and available in a convenient dose pack to promote compliance.  With the Spectracef family, our principal competitors are branded (non-generic) third generation Cephalosporin’s (e.g., cefdibuten, cefixime).

Our principal strategy is to leverage the Spectracef family as a highly potent, 3rd generation cephalosporin with the right spectrum of pathogen coverage/low MIC90 values against S. pneumoniae and H. influenza and in the convenience of a dose pack to promote compliance.

There can be no assurance, however, that our strategy will enable us to compete successfully in the industry or that we will be able to develop and implement any new or additional viable strategies.

Compliance with Government Regulation

The development, manufacturing, sales, marketing and distribution of our products are subject to extensive governmental regulation by the U.S. federal government, principally the FDA, and, as applicable, the Drug Enforcement Administration, Federal Trade Commission (the “FTC”) and state and local governments.  For both currently marketed and future products, failure to comply with applicable regulatory requirements can, among other things, result in suspension of regulatory approval and possible civil and criminal sanctions.  Regulations, enforcement positions, statutes and legal interpretations applicable to the pharmaceutical industry are constantly evolving and are not always clear.  Significant changes in regulations, enforcement positions, statutes and legal interpretations could have a material adverse effect on our financial condition and results of operation.

The enactment of current U.S. healthcare reform has a significant impact on our business.  As examples, the current legislation includes measures that  (i) significantly increase Medicaid rebates through both the expansion of the program and significant increases in rebates; (ii) substantially expand the Public Health System (340B) program to allow other entities to purchase prescription drugs at substantial discounts; (iii) extend the Medicaid rebate rate to a significant portion of Managed Medicaid enrollees; (iv) assess a 50% rebate on Medicaid Part D spending in the coverage gap for branded and authorized generic prescription drugs; and (v) levy a significant excise tax on the industry to fund the healthcare reform.   The impacts of these provisions are included in our current financial statements.

Additionally, future healthcare legislation or other legislative proposals at the federal and state levels could bring about major changes in the affected health care systems, including statutory restrictions on the means that can be employed by branded and generic pharmaceutical companies to settle Paragraph IV patent litigations.  We cannot predict the outcome of such initiatives, but such initiatives, if passed, could result in significant costs to us in terms of costs of compliance and penalties associated with failure to comply.

The Federal Food, Drug, and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations govern the development, testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our products.  Non-compliance with applicable regulations can result in judicially and/or administratively imposed sanctions, including the initiation of product seizures, injunctions, fines and criminal prosecutions.  Administrative enforcement measures may involve the recall of products, as well as the refusal of an applicable government authority to enter into supply contracts or to approve new drug applications.  The FDA also has the authority to withdraw its approval of drugs in accordance with its regulatory due process procedures.

New Drug Applications and Abbreviated New Drug Applications

FDA approval is required before any new drug, including a generic equivalent of a previously approved brand name drug, may be marketed.  To obtain FDA approval for a new drug, a prospective manufacturer must, among other things, as discussed below, demonstrate that its manufacturing facilities comply with the FDA’s current Good Manufacturing Practices (“cGMP”) regulations.  The FDA may inspect the manufacturer’s facilities to ensure such compliance prior to approval or at any other time.  The manufacturer is required to comply with cGMP regulations at all times during the manufacture and processing of drugs.  To comply with the standards set forth in these regulations, we must continue to expend significant time, money and effort in the areas of production, quality control and quality assurance.

In order to obtain FDA approval of a new drug, a manufacturer must demonstrate the drug’s safety and effectiveness.  There currently are two ways to satisfy the FDA’s safety and effectiveness requirements:

1.
New Drug Applications (NDAs): Unless the procedure discussed in paragraph 2 below is permitted under the Federal Food, Drug, and Cosmetic Act, a prospective manufacturer must submit to the FDA an NDA containing complete pre-clinical and clinical safety and efficacy data or a right of reference to such data.  The pre-clinical data must provide an adequate basis for evaluating the safety and scientific rationale for the initiation of clinical trials.  Clinical trials are conducted in three sequential phases and may take up to several years to complete.  At times, the phases may overlap.  Data from pre-clinical testing and clinical trials is submitted to the FDA as an NDA for marketing approval.

2.
Abbreviated New Drug Applications (ANDAs): The Hatch-Waxman amendments to the Federal Food, Drug, and Cosmetic Act established a statutory procedure for submission, FDA review and approval of ANDAs for generic versions of brand name drugs previously approved by the FDA (such previously approved drugs are referred to as “listed drugs”). Because the safety and efficacy of listed drugs have already been established by the innovator company, the FDA waives the requirement for complete clinical trials.  However, a generic manufacturer is typically required to conduct bioavailability/bioequivalence studies of its test product against the listed drug.  The bioavailability/bioequivalence studies assess the rate and extent of absorption and concentration levels of a drug in the blood stream required to produce a therapeutic effect.  Bioequivalence is established when the rate of absorption and concentration levels of a generic product are substantially equivalent to the listed drug.  For some drugs (e.g., topical anti-fungals), other means of demonstrating bioequivalence may be required by the FDA, especially where rate and/or extent of absorption are difficult or impossible to measure.  In addition to the bioequivalence data, an ANDA must contain patent certifications, chemistry, manufacturing, labeling and stability data.

The Hatch-Waxman amendments also established certain statutory protections for listed drugs.  Under the Hatch-Waxman amendments, approval of an ANDA for a generic drug may not be made effective for interstate marketing until all relevant patents for the listed drug have expired or been determined to be invalid or not infringed by the generic drug.  Prior to enactment of the Hatch-Waxman amendments, the FDA did not consider the patent status of a previously approved drug.  In addition, under the Hatch-Waxman amendments, statutory non-patent exclusivity periods are established following approval of certain listed drugs, where specific criteria are met by the drug.  If exclusivity is applicable to a particular listed drug, the effective date of approval of ANDAs for the generic version of the listed drug is usually delayed until the expiration of the exclusivity period, which, for newly approved drugs, can be either three or five years.  The Hatch-Waxman amendments also provide for extensions of up to five years for certain patents covering drugs to compensate the patent holder for the reduction in the effective market life of the patented drug resulting from the time spent in the federal regulatory review process.

During 1995, patent terms for a number of listed drugs were extended when the Uruguay Round Agreements Act (the “URAA”) went into effect in order to implement the General Agreement on Tariffs and Trade (“GATT”) to which the United States became a treaty signatory in 1994.  Under GATT, the term of patents was established as 20 years from the date of patent application.  In the United States, the patent terms historically have been calculated at 17 years from the date of patent grant.  The URAA provided that the term of issued patents be either the existing 17 years from the date of patent grant or 20 years from the date of application, whichever was longer.  The effect generally was to extend the patent life of already issued patents, thus delaying FDA approvals of applications for generic products.

The Medicare Prescription Drug Improvement and Modernization Act of 2003 streamlined the generic drug approval process by limiting a drug company to only one 30-month stay of a generic drug’s entry into the market for resolution of a patent challenge for ANDAs filed after August 18, 2003.  This rule was designed to help maintain a balance between the innovator companies’ intellectual property rights and the desire to allow generic drugs to be brought to the market in a timely fashion.

The FDA issued a final rule on June 18, 2003 (the “final rule”), clarifying the types of patents that innovators must submit for listing and prohibiting the submission of patents claiming packaging, intermediates or metabolite innovations.  Patents claiming a different polymorphic form of the active ingredient described in an NDA must be submitted if the NDA holder has test data demonstrating that the drug product containing the polymorph will perform in the same way as the drug product described in the NDA.  These changes are consistent with concerns raised in 2002 by the FTC in its report on generic drugs.  The final rule also clarifies the type of patent information that is required to be submitted and revises the declaration that NDA applicants must provide regarding their patents to help ensure that NDA applicants submit only appropriate patents.

The final rule was intended to make the patent submission and listing process more efficient, as well as to enhance the ANDA and 505(b)(2) application (described below) approval process.  The changes were designed to enable consumers to save billions of dollars each year by making it easier for generic drug manufacturers to get safe and effective products on the market when the appropriate patent protection expires.

Section 505(b)(2) was added to the Federal Food, Drug, and Cosmetic Act by the Hatch-Waxman amendments. This provision permits the FDA to rely, for approval of an NDA, on data not developed by the applicant. A 505(b)(2) application must include identification of the listed drug for which the FDA has made a finding of safety and effectiveness and on which finding the applicant relies in seeking approval of its proposed drug product. A 505(b)(2) application may rely on studies published in scientific literature or an FDA finding of safety and/or efficacy for an approved product for support, in addition to clinical studies performed by the applicant.

The approval of a 505(b)(2) application may result in three years of exclusivity under the Hatch-Waxman amendments if one or more of the clinical studies (other than bioavailability/bioequivalence studies) were essential to the approval of the application and was conducted by the applicant.  The approval of a 505(b)(2) application may result in five years of exclusivity if it is for a new chemical entity.  If appropriate under U. S. patent laws, 505(b)(2) NDAs are eligible for the FDA’s patent certification protection.  Such approvals have the potential to be delayed due to patent and exclusivity rights that apply to the listed drug.

Pricing Regulation

Successful commercialization of our products depends, in part, on the availability of governmental and third-party payor reimbursement for the cost of our products. Government authorities and third-party payors increasingly are challenging the price of medical products and services. On the government side, there is a heightened focus, at both the federal and state levels, on decreasing costs and reimbursement rates in Medicaid, Medicare and other government insurance programs. This has led to an increase in federal and state legislative initiatives related to drug prices, which could significantly influence the purchase of pharmaceutical products, resulting in lower prices and changes in product demand. With respect to the Medicaid program, certain proposed provisions of the Deficit Reduction Act of 2005 went into effect January 1, 2007, and a final rule went into effect as of October 1, 2007, that resulted in changes to certain formulas used to calculate pharmacy reimbursement under Medicaid (currently under a stay of execution). If enacted, these changes could lead to reduced payments to pharmacies. Many states have also created preferred drug lists and include drugs on those lists only when the manufacturers agree to pay a supplemental rebate. If our current products or future drug candidates are not included on these preferred drug lists, physicians may not be inclined to prescribe them to their Medicaid patients, thereby diminishing the potential market for our products.

Moreover, government regulations regarding reporting and payment obligations are complex, and we are continually evaluating the methods we use to calculate and report the amounts owed with respect to Medicaid and other government pricing programs. Our calculations are subject to review and challenge by various government agencies and authorities, and it is possible that any such review could result either in material changes to the method used for calculating the amounts owed to such agency or the amounts themselves. Because the process for making these calculations, and our judgments supporting these calculations, involve subjective decisions, these calculations are subject to audit. In the event that a government authority challenges or finds ambiguity with regard to our report of payments, such authority may impose civil and/or criminal sanctions, which could have a material adverse effect on our business. From time to time we conduct routine reviews of our government pricing calculations. These reviews may have an impact on government price reporting and rebate calculations used to comply with various government regulations regarding reporting and payment obligations.

Fraud and Abuse Regulation

Pharmaceutical companies are subject to various federal and state laws relating to sales and marketing practices intended to combat health care fraud and abuse.  These include anti-kickback laws, false claims laws and FDA regulation of advertising and promotion of pharmaceutical products.  We have incurred and will continue to incur costs to comply with these laws.  While we intend to comply in all respects with fraud and abuse laws, there has been an increase in government enforcement efforts at both the federal and state level and, due to the breadth of regulation and the absence of guidance in some cases, it is possible that our practices might be challenged by government authorities.  Violations of fraud and abuse laws may be punishable by civil and/or criminal sanctions including fines, civil monetary penalties, as well as the possibility of exclusion from federal health care programs.  Any such violations could have a material adverse effect on our business.

Drug Pedigree Laws

State and federal governments have proposed or passed various drug pedigree laws which can require the tracking of all transactions involving prescription drugs from the manufacturer to the pharmacy (or other dispensing) level.  Companies are required to maintain records documenting the chain of custody of prescription drug products beginning with the purchase of such products from the manufacturer.  Compliance with these pedigree laws requires implementation of extensive tracking systems as well as heightened documentation and coordination with customers and manufacturers.  While we fully intend to comply with these laws, there is uncertainty about future changes in legislation and government enforcement of these laws.  Failure to comply could result in fines or penalties, as well as loss of business that could have a material adverse effect on our financial results.

Other

In addition to the U.S. federal government, various states and localities have laws regulating the manufacture and distribution of pharmaceuticals, as well as regulations dealing with the substitution of generic drugs for brand name drugs. Our operations are also subject to regulation, licensing requirements and inspection by the states and localities in which our operations are located and/or in which we conduct business.

Certain of our activities are also subject to FTC enforcement actions.  The FTC enforces a variety of antitrust and consumer protection laws designed to ensure that the nation’s markets function competitively, are vigorous, efficient and free of undue restrictions.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the past two fiscal years.

Significant Customers

Our significant customers include AmerisourceBergen Corporation, Cardinal Health and McKesson Corporation, which make up 95% of our total sales.

Employees

Currently, we have 4 full-time employees and 28 sales representatives contracted through a contract service organization, of which 14 sales representative are flex-time and 14 are full-time. We do not expect any material changes in the number of employees or contractors over the next 12 month period.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

Effective August 30, 2013, we acquired the North American product rights for FACTIVE® tablets from Merus Labs International. FACTIVE® is protected by U.S. Patent No. 5,633,262 until June 2015.

On July 30, 2013, we entered into and closed an asset purchase agreement with Vansen Pharma, Inc., a private company, pursuant to which we agreed to purchase the right, title and interest to certain Spectracef® and Cefditoren pivoxil products in the United States, along with related contracts, records, inventories and product registrations. Spectracef is protected under US Patent 5958915 until October 2016.

We have received approval of the following patents:

Application No.	Product No.	Patent No.	Approval Date	Patent Expiration
N021222	001	5958915	August 29, 2001	October 14, 2016
N021222	002	5958915	July 21, 2008	October 14, 2016

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Associated with Our Business

We have a history off losses, we expect to continue to incur loses and we may never achieve profitability.

We incurred net losses from discontinued operations of $37,148 and $25,064 for the years ended December 31, 2012 and 2011 respectively.  At September 30, 2013, our accumulated deficit amounted to $2,743,965, which consisted of deficit accumulated during the development stage of $2,475,597 and deficit accumulated during the exploration stage of $268,368.  During the year ended December 31, 2012, net cash used by operating activities from discontinued operations amount to $28,751.  At September 30, 2013 our working capital deficit amount to $1,922,660.  We expect to continue incurring losses for the foreseeable future and may never achieve or sustain profitability.  We may need to raise additional capital to continue our business plan. We believe that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means.  If we are unable to raise additional capital, we may be required to curtail our business plan.

We may make acquisitions of, or investments in, complementary businesses or products, which may be on terms that are not commercially advantageous, may require additional debt or equity financing, and may involve numerous risks, including those set forth above.

We regularly review the potential acquisition of technologies, products, product rights and complementary businesses.  We may choose to enter into such transactions at any time.  Nonetheless, we cannot provide assurance that we will be able to identify suitable acquisition or investment candidates.  To the extent that we do identify candidates that we believe to be suitable, we cannot provide assurance that we will be able to make such acquisitions or investments on commercially advantageous terms or at all.  If we make any acquisitions or investments, we may finance such acquisitions or investments through our cash reserves, debt financing, or by issuing additional equity securities, which could dilute the holdings of our then-existing stockholders.  If we require financing, we cannot provide assurance that we will be able to obtain required financing when needed on acceptable terms or at all.

We face intense competition in the pharmaceutical industry from both brand and generic companies, which could significantly limit our growth and materially adversely affect our financial results.

The pharmaceutical industry is highly competitive.  Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do.  Consequently, many of our competitors may be able to develop products and/or processes competitive with, or superior to, our own.  Furthermore, we may not be able to differentiate our products from those of our competitors; to successfully develop or introduce new products – on a timely basis or at all – that are less costly than those of our competitors; or to offer customers payment and other commercial terms as favorable as those offered by our competitors.  The markets in which we compete and intend to compete are undergoing, and are expected to continue to undergo, rapid and significant change.  We expect competition to intensify as technological advances and consolidations continue.  New developments by other manufacturers and distributors could render our products uncompetitive or obsolete.

Implementation of healthcare reform and changes in the health care regulatory environment may adversely affect our business.

A number of the provisions of the healthcare reform laws require rulemaking action by governmental agencies to be implemented, which has not yet occurred.  The laws change access to health care products and services and create new fees for the pharmaceutical and medical device industries.”  Future rulemaking could increase rebates, reduce prices or the rate of price increases for health care products and services, or require additional reporting and disclosure.  We cannot predict the timing or impact of any future rulemaking.

Due to extensive regulation and enforcement in the pharmaceutical industry, we face significant uncertainties and potentially significant costs associated with our efforts to comply with applicable regulations.  Failure to comply could result in material adverse effects to our business, financial position and results of operations, and the market value of our common stock could decline.

The pharmaceutical industry is subject to regulation by various governmental authorities at the federal, state and local levels with respect to the development, manufacture, labeling, sale, distribution, marketing, advertising and promotion of pharmaceutical products.  Failure to comply with governmental regulations can result in fines, disgorgement of profits, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, suspension of the FDA’s review of NDAs or ANDAs, enforcement actions, injunctions and criminal prosecution.  Although we have developed compliance programs to address the regulatory environment, there is no guarantee that these programs will meet regulatory agency standards now or in the future.  Additionally, despite our efforts at compliance, there is no guarantee that we may not be deemed to be deficient in some manner in the future.  If we are deemed to be deficient in any significant way, our business, financial position and results of operations could be materially affected, and the market value of our common stock could decline.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

Estimated Funding Required During the Next 12 Months

Expense	Amount ($)

Professional fees	200,000
Administrative fees	3,700,000

Total	3,900,000

We will require funds of approximately $3,900,000 over the next twelve months to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Results of Operations for the three and nine month periods ended September 30, 2013 and for the period from inception to December 31, 2012

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the period ended September 30, 2013 and our audited financial statements for the fiscal year ended December 31, 2012.

	Three Months Ended	Nine Months Ended	Cumulative from inception (May 9, 2005) to,		Cumulative from inception (May 9, 2005) to,
	September 30,	September 30,	December 31,		September 30,
	2013	2013	2012		2013

Operating Expenses	$1,871,232	$1,871,232	$	Nil	$1,871,232
Other Expenses	$885,748	$885,748	$	Nil	$885,748
Net Income (Loss) from Continuing Operations	$(2,475,597)	$(2,475,597)	$	Nil	$(2,475,597)
Net Income (Loss) from Discontinued Operations	$ Nil	$(18,298)		$(250,070)	$(268,368)
Net Income (Loss)	$(2,475,597)	$(2,493,895)		$(250,070)	$(2,743,965)

Revenues

We have not earned any revenues since our inception to the year ended December 31, 2012.  For the nine months ended September 30, 2013, we earned revenues totaling $682,302 from our specialty pharmaceutical business.

Expenses

Our operating expenses for the three month and nine month periods ended September 30, 2013, for the period from May 9, 2005 (date of inception) to December 31, 2012, and for the period from May 9, 2005 (date of inception) to September 30, 2013 are outlined in the table below:

	Three Months Ended		Nine Months Ended		Cumulative from inception (May 9, 2005) to,		Cumulative from inception (May 9, 2005) to,
	September 30,		September 30,		December 31,		September 30,
	2013		2013		2012		2013

Professional fees from continued operations		$36,025		$36,025	$	Nil		$36,025
Professional fees from discontinued operations	$	Nil	$	Nil		$114,065	$	Nil
Administrative expense from continued operations		$1,835,207		$1,835,207	$	Nil		$1,835,207
Administrative expense from discontinued operations	$	Nil	$	Nil		$58,756	$	Nil
Interest expense from continued operations		$34,356		$34,356	$	Nil		$34,356
Interest expense from discontinued operations	$	Nil	$	Nil		$(29,261)	$	Nil

Liquidity and Financial Condition

Working Capital
	September 30, 2013	December 31, 2012

Current Assets	$3,057,333	$15,015
Current Liabilities	$4,979,993	$119,478
Working Capital (deficit)	$(1,922,660)	$(104,463)

Cash Flows

	Nine Months Ended September 30,	Cumulative from inception May 9, 2005 December 31,		Cumulative from inception May 9, 2005 September 30,
	2013	2012		2013

Net Cash Provided by (Used in) Operating Activities	$(332,424)	$	Nil	$(332,424)
Net Cash Provided by Financing Activities	$4,200,000	$	Nil	$4,200,000
Net Cash Provided by (Used in) Investing Activities	$(3,268,155)	$	Nil	$(3,268,155)
Net Cash Provided by (Used in) Discontinued Operations	$(14,839)		$15,015	$176
Increase (Decrease) in Cash during the Period	$584,582		$15,015	$599,597
Cash and Cash Equivalents, End of Period	$599,597		$15,015	$599,597

The continuation of our business is dependent upon obtaining further financing and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

We incurred net losses of $2,743,965 since Inception (May 9, 2005) to September 30, 2013 and have commenced limited operations, raising substantial doubt about the company's ability to continue as a going concern. We will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance we will be successful in accomplishing our objectives.

The ability of our company to continue as a going concern is dependent on additional sources of capital and the success of the company's plan. The financial statements do not include any adjustments that might be necessary if our company is unable to continue as a going concern.

Critical Accounting Policies

Basis of Presentation

Our financial statements and the related notes of our company are prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars.  Our fiscal year-end is December 31.

Use of Estimates

The preparation of our financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our company regularly evaluates estimates and assumptions related to the collectability of accounts receivable, valuation of inventory, useful life and recoverability of intangible assets, valuation of convertible debentures, assumptions used to determine the fair value of stock-based compensation and derivative liabilities, and deferred income tax asset valuation allowances. Our company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by our company may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue from product sales is recognized when the product is shipped, the price is fixed or determinable, persuasive evidence of an arrangement exists, and collectability is reasonable assured.  Revenue from product sales is recognized net of estimated sales discounts, credits, returns, rebates and allowances.

Financial Instruments and Fair Value Measures

ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our company’s financial instruments consist principally of cash, accounts receivable, note receivable, accounts payable and accrued liabilities, provision for product returns, notes payable, and convertible debentures. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets and the fair value of derivative liabilities is determined based on “Level 2” inputs. We believe that the recorded values of all of our other financial instruments, except for convertible debentures and notes payable, approximate their current fair values because of their nature and respective maturity dates or durations.  The fair values of convertible debentures and notes payable are estimated to approximate their carrying values based on borrowing rates currently available to our company for loans with similar terms.

Recent Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

PROPERTIES

As of the date of this current report, our executive, administrative, and operating offices are located at 101 Convention Centre Drive, Suite 700, Las Vegas, NV 89109. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 10, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Richard Azani Montreal, Quebec, Canada President, Secretary Chief Financial Officer, Treasurer and Director	Nil	Nil
Patrick Charles Frankham Montreal, Quebec, Canada Director	1,000,000	1.1%
Directors and Executive Officers as a Group	1,000,000	1.1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 10, 2014. As of January 10, 2014, there were 91,297,178 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed

Richard Azani	President, Secretary, Chief Financial Officer, Treasurer and Director	55	July 30, 2013

Patrick Charles Frankham	Director	42	July 30, 2013

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Richard Azani

Since March 30, 2011, Mr. Azani has been a director of Neurokine Pharmaceuticals Inc.   Mr. Azani has been the president, chief executive officer, chief financial officer and director of A5 Laboratories, Inc. since March 2010.

He also has been the president and chief executive officer of Vida Nutra Pharma since 2003. From 1996 to 2006 Mr. Azani was the president and chief executive officer of Actilab Pharma Inc. and from 1994 to 1996, he was the vice-president of Analex Laboratory.

Mr. Azani received his B.Sc. in biochemistry and analytical chemistry and his M.Sc. in structural determination of protein using N.M.R. and X-ray at the University of Toulouse – France. Mr. Azani also received his Ph.D. at the University of Toulouse – France and his Post-Doctorate at McGill University – Montreal Canada.

Patrick Charles Frankham

Dr. Frankham has over 18 years of experience in the biopharmaceutical and services industries. Prior to joining Boehringer Ingelheim, he founded several multinational healthcare startup enterprises including healthcare information technology, services and pharmaceuticals companies. His professional experience includes public and private companies as well as multinational corporations. Notable prior organizations where he held increasing leadership roles include, Phoenix International Life Sciences (MDS Pharma Services), Endoceutics Inc., AeternaZentaris, BioAxone Biosciences, & ICON Clinical Research.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2012, 2011 and 2010; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended December 31, 2012, 2011 and 2010, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Maria Peralta Former President, CEO, CFO and Director (1)	2012 2011 2010	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A
Michael Upham Former President, CEO, CFO, Secretary and Director (2)	2012 2011 2010	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil	N/A Nil Nil

(1)	Maria Peralta was appointed President, Chief Executive Officer, Chief Financial Officer and as a director of our company on March 30, 2011 and resigned each of the positions on July 30, 2013.

(2)	Mr. Upham was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and a director of our company on July 9, 2008 and resigned each of the positions on March 30, 2011.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at December 31, 2012, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended December 31, 2012.

Options Grants in the Year Ended December 31, 2012

During the year ended December 31, 2012, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended December 31, 2012 and Year End Option Values

There were no stock options exercised during the year ended December 31, 2012 and no stock options held by our executive officers at the end of the year ended December 31, 2012.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended December 31, 2012.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended December 31, 2012, we did not pay any compensation or grant any stock options to our directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Corporate Governance

We currently act with two directors, consisting of Richard Azani and Patrick Charles Frankham.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the OTCQB market place under the symbol "VNSN". The following quotations, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our stock was originally listed for quotation on the OTC Bulletin Board under the symbol "OKNV" on October 15, 2007. Due to quoting inactivity we were removed from the OTC Bulletin Board on July 28, 2010 and again listed for quotation on October 11, 2010. Our symbol was changed from "OKNV" to "VNSN" on September 27, 2013 in connection with our change of name.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTCBB/OTCQB
Quarter Ended	High	Low
September 30, 2013	N/A(1)	N/A(1)
June 30, 2013	N/A(1)	N/A(1)
March 31, 2013	N/A(1)	N/A(1)
December 31, 2012	3.50	3.50
September 30, 2012	3.50	2.30
June 30, 2012	2.30	2.30
March 31, 2012	1.75	0.40
December 31, 2011	N/A(2)	N/A(2)

(1)     No trades occurred during this period.

(2)     Our first trade occurred on January 11, 2012.

Our common shares are issued in registered form. Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, NV 89119 (Telephone: 702. 361.3033; Facsimile: 702.433.1979) is the registrar and transfer agent for our common shares.

On January 10, 2014, the shareholders' list showed 37 registered shareholders and 91,297,178 common shares outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future.  Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We currently do not have any stock option or equity plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities for the year ended December 31, 2012.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

Effective July 30, 2013, we issued 3,625,000 shares of common stock to one (1) non U.S. person (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 1, 2013, our board of directors approved the issuance of 3,152,174 shares of common stock to one (1) non U.S. person (as that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 12, 2013, our board of directors approved the issuance of 3,345,000 shares of common stock to five (5)  US persons person (as that term as defined in Regulation S of the Securities Act of 1933), relying upon Rule 506 of Regulation D of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 10, 2014 there were 91,297,178 shares of our common stock issued and outstanding that are held by 37 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLSOURE

On February 21, 2013, Anderson Bradshaw PLLC of Salt Lack City, Utah was dismissed by our company as our independent registered public accounting firm.

During the period from May 9, 2005 (Inception) to September 30, 2012, reports of Anderson Bradshaw’s predecessor Child, Van Wagoner & Bradshaw, PLLC (“CVB”) on our company’s financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that our  audited financial statements contained in its Form 10K for the years ended December 31, 2006 to 2011 and its Form SB-2 for the period ended July 31, 2006 included a going concern qualification.

During the periods referred to above, (i) there were no disagreements between our company and CVB or Anderson Bradshaw on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of CVB or Anderson Bradshaw would have caused CVB or Anderson Bradshaw to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On February 21, 2013, we engaged MaloneBailey, LLP of Houston, Texas as our independent registered public accounting firm for our company’s year ended December 31, 2012. The change in our  independent registered public accounting firm was approved by our Board of Directors on February 21, 2013.

During the periods referred to above, we had not consulted with MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

On October 10, 2013, our company formally informed Malone Bailey LLP, Certified Public Accounting Firm of their dismissal as our company’s independent registered public accounting firm.

Malone Bailey LLP had not issued any audit reports or other opinions. There were no disagreements with Malone Bailey LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures. Our financial statements for the years ended December 31, 2012 and 2011 were audited by other auditors.

Our company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

Through the interim periods (subsequent to our year ended December 31, 2012) to October 10, 2013 (the date of change in accountants), there have been no disagreements with Malone Bailey LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone Bailey LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

On October 10, 2013, our company engaged Saturna Group Chartered Accountants LLP as our new independent registered public accounting firm. During the two most recent fiscal years and through October 10, 2013, our company had not consulted with Saturna Group Chartered Accountants LLP regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)
The type of audit opinion that might be rendered on our company’s financial statements, and none of the following was provided to our company: (a) a written report, or (b) oral advice was provided that Saturna Group Chartered Accountants LLP concluded was an important factor considered by our company in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

ITEM 5.06    CHANGE IN SHELL COMPANY STATUS

Our management has determined that, as of the closing of the acquisitions above, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibits required by Item 601 of Regulation S-K.

Exhibit No.	Description
(3)	(i) Articles of Incorporation; (ii) By-laws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form SB-2 filed on October 20, 2006)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on October 20, 2006)
3.3	Amendment No. 1 to Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on October 20, 2006)
3.4	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on August 30, 2013)
3.5	Certificate of Change (incorporated by reference to our Current Report on Form 8-K filed on August 30, 2013)
(10)	Material Contracts
10.1	Asset purchase agreement between our company and Vansen Pharma, Inc., dated July 30, 2013 (incorporated by reference to our Current Report on Form 8-K filed on August 8, 2013)
10.2*	Asset purchase agreement dated August 23, 2013 between our company and Merus Labs International Inc.
10.3*	$800,000 Convertible promissory note dated August 23, 2013 between our company and Merus Labs International Inc.
10.4*	Transition Services Agreement dated August 23, 2013 between our company and Merus Labs International Inc.
10.5*	$280,000 Convertible promissory note dated August 23, 2013 between our company and Merus Labs International Inc.
10.6*	$3,500,000 Secured debenture dated December 5, 2013 between our company and Hallmark Investments Inc.
(99)	Additional Exhibits
99.1	Audited Financial Statements as at December 31, 2012 (incorporated by reference to our Annual Report on Form 10-K filed on April 12, 2013).

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANSEN PHARMA INC.

/s/ Richard Azani
Richard Azani
President and Director
Date: January 21, 2014

VANSEN PHARMA INC. (formerly Okana Ventures, Inc.) (A Development Stage Company) Financial Statements September 30, 2013 (Expressed in U.S. dollars) (unaudited)

VANSEN PHARMA INC.
(formerly Okana Ventures, Inc.)
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. dollars)

	September 30, 2013 $	December 31, 2012 $
	(unaudited)
Assets

Current Assets
Cash	599,597	15,015
Accounts receivable	682,302	–
Prepaid expenses	208,911	–
Inventory (Note 4)	1,432,531	–
Note receivable (Note 6)	133,992	–

Total Current Assets	3,057,333	15,015

Intangible assets (Note 5)	4,104,861	–

Total Assets	7,162,194	15,015

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities (Note 7)	1,059,269	–
Provision for product returns (Note 3)	750,000	–
Notes payable (Note 9)	2,287,303	–
Convertible debentures, net of unamortized discount of $756,377 (Note 10)	873,623	–
Derivative liability (Note 11)	9,798	–
Liabilities held for discontinued operations (Note 15)	–	119,478

Total Current Liabilities	4,979,993	119,478

Convertible debentures, net of unamortized discount of $1,997,254 (Note 10)	202,746	–

Total Liabilities	5,182,739	119,478

Nature of operations and continuance of business (Note 1)
Commitments (Note 16)
Subsequent event (Note 17)

Stockholders’ Equity (Deficit)

Common stock: 1,200,000,000 shares authorized, par value $0.001 85,800,000 and 42,300,000 shares issued and outstanding, respectively	85,800	42,300

Common stock issuable (Note 12)	638,000	–

Additional paid-in capital	4,001,819	105,506

Accumulated other comprehensive loss	(2,199)	(2,199)

Deficit accumulated during the development stage	(2,475,597)	–

Deficit accumulated during the exploration stage	(268,368)	(250,070)

Total Stockholders’ Equity (Deficit)	1,979,455	(104,463)

Total Liabilities and Stockholders’ Equity (Deficit)	7,162,194	15,015

(The accompanying notes are an integral part of these financial statements)

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. dollars)
(unaudited)

	Three Months Ended September 30, 2013 $	Three Months Ended September 30, 2012 $	Nine Months Ended September 30, 2013 $	Nine Months Ended September 30, 2012 $	Accumulated from May 9, 2005 (Date of Inception) to September 30, 2013 $

Revenue (Note 8)	682,302	–	682,302	–	682,302
Cost of sales (Note 8)	(400,919)	–	(400,919)	–	(400,919)

Gross Margin	281,383	–	281,383	–	281,383

Expenses
Amortization of intangible assets (Note 5)	195,139	–	195,139	–	195,139
General and administrative	1,013,987	–	1,013,987	–	1,013,987
Sales and marketing	70,069	–	70,069	–	70,069
Salaries and wages	592,037	–	592,037	–	592,037

Total Expenses	1,871,232	–	1,871,232	–	1,871,232

Loss from Operations	(1,589,849)	–	(1,589,849)	–	(1,589,849)

Other Income (Expense)
Accretion of discounts on convertible debt (Note 10)	(7,763)	–	(7,763)	–	(7,763)
Gain on change in fair value of derivative liability (Note 11)	1,596	–	1,596	–	1,596
Impairment of intangible assets (Note 5)	(845,225)		(845,225)		(845,225)
Interest expense	(34,356)	–	(34,356)	–	(34,356)

Total Other Income (Expense)	(885,748)	–	(885,748)	–	(885,748)

Loss from Continuing Operations	(2,475,597)	–	(2,475,597)	–	(2,475,597)

Net Loss from Discontinued Operations (Note 15)	–	(8,891)	(18,298)	(29,745)	(268,368)

Net Loss and Comprehensive Loss	(2,475,597)	(8,891)	(2,493,895)	(29,745)	(2,743,965)

Net loss per share, basic and diluted:
Continuing operations	(0.03)	–	(0.05)	–
Discontinued operations	–	–	–	–

	(0.03)	–	(0.05)	–

Weighted average shares outstanding	71,615,217	42,300,000	52,179,121	42,300,000

(The accompanying notes are an integral part of these financial statements)

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. dollars)
(unaudited)

	Nine Months Ended September 30, 2013 $	Nine Months Ended September 30, 2012 $	Accumulated from May 9, 2005 (Date of Inception) to September 30, 2013 $

Operating Activities

Net loss from continuing operations	(2,475,597)	–	(2,475,597)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debentures	7,763	–	7,763
Amortization of intangible assets	195,139	–	195,139
Gain on change in fair value of derivative liability	(1,596)	–	(1,596)
Impairment of intangible assets	845,225	–	845,225
Issuance of common shares for services	638,000	–	638,000

Changes in operating assets and liabilities:
Accounts receivable	(682,302)	–	(682,302)
Prepaid expenses	(13,338)	–	(13,338)
Inventory	38,129	–	38,129
Accounts payable and accrued liabilities	1,053,645	–	1,053,645
Due to related parties	62,508		62,508

Net Cash Used In Operating Activities	(332,424)	–	(332,424)

Investing Activities
Acquisition of intangible assets	(3,268,155)	–	(3,268,155)

Net Cash Used In Investing Activities	(3,268,155)	–	(3,268,155)

Financing Activities
Proceeds from issuance of convertible debentures	2,750,000	–	2,750,000
Proceeds from issuance of note payable	1,450,000	–	1,450,000

Net Cash Provided by Financing Activities	4,200,000	–	4,200,000

Discontinued Operations:

Net cash used in operating activities	(14,839)	(25,674)	(232,882)
Net cash provided by financing activities	–	25,000	233,058

Net Cash Provided by (Used In) Discontinued Operations	(14,839)	(674)	176

Increase (Decrease) in Cash	584,582	(674)	599,597

Cash – Beginning of Period	15,015	18,766	–

Cash – End of Period	599,597	18,092	599,597

Supplemental Disclosures (Note 14)

(The accompanying notes are an integral part of these financial statements)

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

1.	Nature of Operations and Continuance of Business

Vansen Pharma Inc. (formerly Okana Ventures, Inc.) (the “Company”) was incorporated on May 9, 2005 in Nevada. On August 7, 2013, the Company incorporated Vansen Pharma Inc., which became a wholly-owned subsidiary of the Company.  On August 14, 2013, the Company merged with Vansen Pharma Inc., a wholly-owned subsidiary of the Company, for the purposes of changing its operating name from Okana Ventures, Inc. to Vansen Pharma Inc. The Company is a sales and marketing organization focused on specialty pharmaceutical products. The Company sells its anti-infective products to major wholesalers and pharmacy chains.

These financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.  As at September 30, 2013, the Company has a working capital deficit of $1,922,660 and an accumulated deficit of $2,743,965. The continued operations of the Company are dependent on its ability to generate future cash flows or obtain additional financing. These factors raise doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant Accounting Policies

(a)	Basis of Presentation

The financial statements and the related notes of the Company are prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

(b)	Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the collectability of accounts receivable, valuation of inventory, useful life and recoverability of intangible assets, valuation of convertible debentures, assumptions used to determine the fair value of stock-based compensation and derivative liabilities, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d)	Inventory

Inventory is comprised of raw materials and finished goods of pharmaceutical products and are recorded at the lower of cost and net realizable value on a first-in first-out basis. The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions.

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

2.	Significant Accounting Policies (continued)

(e)	Accounts Receivable

Accounts receivable represents amounts owed from customers for the sale of pharmaceutical products. Amounts are presented net of the allowance for doubtful accounts, which represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines allowance for doubtful accounts based upon historical experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. As of September 30, 2013, the Company had no allowances for doubtful accounts.

(f)	Intangible Assets

Intangible assets include all costs incurred to acquire licensing and distribution agreements, product rights and patents. Intangible assets are recorded at cost and amortized on a straight-line basis over their estimated useful life of 2 years for FACTIVE® and 3 years for Spectracef® and Cefditoren. Management conducts an annual assessment of the residual balances, useful lives and depreciation methods used. Changes arising from the assessment are applied by the Company prospectively.

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. During the period ended September 30, 2013, the Company recorded an impairment loss of $719,762 for Spectracef® and Cefditoren and an impairment loss of $125,463 for FACTIVE®.

(g)	Revenue Recognition

Revenue from product sales is recognized when the product is shipped, the price is fixed or determinable, persuasive evidence of an arrangement exists, and collectability is reasonable assured.  Revenue from product sales is recognized net of estimated sales discounts, credits, returns, rebates and allowances.

(h)	Loss per Share

The Company computes earnings (loss) per share in accordance with ASC260, "Earnings per Share". ASC260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.  At September 30, 2013, the Company had 32,473,631 potentially dilutive shares outstanding.

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

2.	Significant Accounting Policies (continued)

(i)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees in accordance with ASC 718 "Compensation - Stock Compensation" whereby the fair value of the share-based payment transaction is determined on the grant date. The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity-Based Payments to Non-Employees" whereby the fair value of the share-based payment transaction is determined at the earlier of performance commitment date or the performance completion date.

(j)	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2013 and December 31, 2012, the Company recorded comprehensive loss for effects of foreign exchange translation.

(k)	Financial Instruments and Fair Value Measures

ASC 820, Fair Value Measurements, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, note receivable, accounts payable and accrued liabilities, provision for product returns, notes payable, and convertible debentures. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets and the fair value of derivative liabilities is determined based on “Level 2” inputs. We believe that the recorded values of all of our other financial instruments, except for convertible debentures and notes payable, approximate their current fair values because of their nature and respective maturity dates or durations.  The fair values of convertible debentures and notes payable are estimated to approximate their carrying values based on borrowing rates currently available to the Company for loans with similar terms.

(l)	Reclassifications

Certain financial statement items may have been reclassified from prior periods to conform to current period reporting standards.

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

2.	Significant Accounting Policies (continued)

(m)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar.  Monetary assets and liabilities of integrated operations and other monetary assets and liabilities denominated in foreign currencies are translated to U.S. dollars at exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

(n)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Product Acquisitions

Acquisition of Spectracef® and Cefditoren

On July 30, 2013, the Company completed the acquisition of the product rights for  Spectracef® and Cefditoren tablets in the United States from Vansen Pharma Inc. (“Vansen Canada”), a specialty pharmaceutical company incorporated in Quebec under Part 1A of the Quebec Companies Act. The Company acquired the license to the Spectracef® and Cefditoren product rights, inventory on hand, and certain related intellectual property and other information and materials for cash of $900,000 and transaction costs of $50,000, which were expensed in the current quarter. This transaction has been accounted for as an asset purchase as follows:

$
Net assets acquired:
Prepaid expenses	77,418
Inventory	626,123
Product rights and trademarks	1,869,762
Provision for product returns	(500,000)
Notes payable	(843,303)
Convertible debenture	(280,000)
950,000

Consideration given:
Cash	950,000
950,000

Acquisition of FACTIVE®

On August 26, 2013, the Company completed the acquisition of the North American product rights for FACTIVE® (Gemifloxacin Mesylate) from Merus Labs International Inc. (“Merus”). The Company acquired the license to the FACTIVE® product rights, inventory on hand, and certain related intellectual property and other information and materials for cash of $2,200,000, payment of closing costs of $118,155, issuance of 3,000,000 shares of common stock of the Company, and issuance of a convertible promissory note in the amount of $800,000 to be repaid by December 1, 2014. Refer to Note 10(b).

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

3.	Product Acquisitions (continued)

Acquisition of FACTIVE® (continued)

This transaction has been accounted for as an asset purchase as follows:

$
Net assets acquired:
Prepaid expenses	118,155
Inventory	844,537
Product rights and trademarks	3,275,463
Provision for product returns	(250,000)
3,988,155

Consideration given:
Cash	2,318,155
Convertible debenture	800,000
Common shares (3,000,000 shares)	870,000
3,988,155

4.	Inventory

	September 30, 2013 $	December 31, 2012 $

Raw materials	449,676	–
Finished goods	982,855	–
	1,432,531	–

5.	Intangible Assets

	Spectracef® and Cefditoren $	FACTIVE® $	Total $
Acquisition costs:

Balance, December 31, 2012	–	–	–
Additions	1,869,762	3,275,463	5,145,225
Balance, September 30, 2013	1,869,762	3,275,463	5,145,225

Amortization and impairment:
Balance, December 31, 2012	–	–	–
Additions	(63,889)	(131,250)	(195,139)
Impairment	(719,762)	(125,463)	(845,225)
Balance, September 30, 2013	(783,651)	(256,713)	(1,040,364)

Carrying amounts:
Balance, December 31, 2012	–	–	–
Balance, September 30, 2013	1,086,111	3,018,750	4,104,861

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

6.	Note Receivable

As at September 30, 2013, the Company has recorded a note receivable from a non-related party of $133,992. The note is unsecured, non-interest bearing, and due on demand.

7.	Accounts Payable and Accrued Liabilities

	September 30, 2013 $	December 31, 2012 $

Trade accounts payable	674,253	–
Accrued liabilities – trade	60,716	–
Accrued liabilities – sales and products	324,300	–
	1,059,269	–

8.	Revenues and Cost of Sales

	Nine months ended September 30, 2013 $	Nine months ended September 30, 2012 $
Revenue:
Spectracef® and Cefditoren	326,507	–
FACTIVE®	355,795	–
	682,302	–
Cost of Sales:
Spectracef® and Cefditoren	224,533	–
FACTIVE®	173,655	–
Freight and shipping	2,731	–
	400,919	–

9.	Notes Payable

(a)
Pursuant to the asset acquisition agreement dated July 30, 2013, the Company has issued a note payable to a non-related party for $150,000. The note is unsecured, non-interest bearing, and is due as follows:

•	$3,000 on or before August 16, 2013 (paid)
•	$3,000 on or before September 2, 2013 (paid)
•	$5,000 on or before October 1, 2013 (paid subsequently)
•	$20,000 on or before November 1, 2013
•	$20,000 on or before December 2, 2013
•	$22,000 on or before January 2, 2014
•	$22,000 on or before February 3, 2014
•	$20,000 on or before March 3, 2014
•	$20,000 on or before April 1, 2014
•	$5,000 on or before May 2, 2014
•	$5,000 on or before June 2, 2014
•	$5,000 on or before July 1, 2014

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

9.	Notes Payable (continued)

If the Company defaults on any payments, the note holder has the right to demand full repayment of the entire note.  As at September 30, 2013, the Company has not defaulted on any repayments to the note holder, and currently owes $144,000.

(b)
Pursuant to the asset acquisition agreement dated July 30, 2013, the Company has issued a note payable to a non-related party for $180,000. The note is unsecured, non-interest bearing, and is due on demand.

(c)
Pursuant to the asset acquisition agreement dated July 30, 2013, the Company has issued a note payable to a non-related party for $513,303. The note is unsecured, non-interest bearing, and is due as follows:

•	$113,303 on or before October 10, 2013; (paid subsequently)
•	$50,000 on or before December 15, 2013;
•	$25,000 on or before January 15, 2014; and
•	After March 31, 2014, the remaining $325,000 will be paid based on 7% of net sales within 15 days of each quarter end.

(d)	On July 30, 2013, the Company issued a note payable to a non-related party for proceeds of $1,450,000. The note is unsecured, non-interest bearing, and is due on demand.

10.	Convertible Debentures

(a)	On August 23, 2013, the Company issued a $280,000 convertible note which is non-interest bearing and matures as follows:

$

September 1, 2013	35,000
October 1, 2013	35,000
November 1, 2013	35,000
December 1, 2013	35,000
December 31, 2013	140,000
280,000

If the Company defaults on the repayment dates for the convertible note, the portion of the note that is unpaid at the maturity date becomes convertible into shares of common stock at a conversion rate of 95% of the average closing bid price of the Company’s common stock for the twenty consecutive days prior to the date of non-payment. On September 1, 2013, the first repayment amount of $35,000 became convertible.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the fair value of the embedded beneficial conversion feature of $11,394.  During the period ended September 30, 2013, the Company recorded accretion expense of $3,987 (2012 - $nil). As of September 30, 2013, the carrying value of the convertible note was $272,593 (2012 - $nil) and the fair value of the derivative liability was $9,798 (2012 - $nil).

(b)	On August 23, 2013, the Company issued a $800,000 convertible note which is non-interest bearing and matures as follows:

$

March 1, 2014	200,000
June 1, 2014	200,000
September 1, 2014	200,000
December 1, 2014	200,000
800,000

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

10.	Convertible Debentures (continued)

If the Company defaults on the repayment dates for the convertible notes, the portion of the note that is unpaid at the maturity date becomes convertible into shares of common stock at a conversion rate of 95% of the average closing bid price of the Company’s common stock for the twenty consecutive days prior to the date of non-payment.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company will recognize the fair value of the embedded beneficial conversion feature of the portion of the note on the date it becomes convertible.

(c)	On August 23, 2013, the Company issued a $2,750,000 convertible note which bears interest at a rate of 12% per annum and matures as follows:

$

February 23, 2014	250,000
August 23, 2014	500,000
February 23, 2015	500,000
August 23, 2015	1,500,000
2,750,000

The note is convertible into shares of common stock on the date of issuance at a conversion rate of $0.085 per share of common stock.

In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $2,750,000 as additional paid-in capital and an equivalent discount which will be charged to operations over the term of the convertible note. During the period ended September 30, 2013, the Company recorded accretion expense of $3,776 (2012 - $nil), increasing the carrying value of the convertible note to $3,776 (2012 - $nil).

11.	Derivative Liability

The conversion option of the convertible note in Note 10(a) is required to record a derivative at its estimated fair value on each balance sheet date, with changes in fair value reflected in the statement of operations.

The fair value of the derivative liability for the August 23, 2013 convertible note was $11,394 on vesting. The fair value as at September 30, 2013 and December 31, 2012 are as follows:

	September 30, 2013 $	December 31, 2012 $

August 23, 2013 convertible note	9,798	–

During the year ended September 30, 2013, the Company recorded a gain on the change in fair value of the derivative liabilities of $1,596 (2012 – $nil)

The fair value of the derivative financial liability was determined using the Black-Scholes option pricing model, using the following assumptions:

	Expected Volatility	Risk-free Interest Rate	Expected Dividend Yield	Expected Life (in years)

As at August 23, 2013 (issuance date)	125%	0.03%	0%	0.36
As at September 30, 2013	125%	0.02%	0%	0.25

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

12.	Common Stock

(a)	On July 30, 2013, the Company issued 40,500,000 post-split shares of common stock for proceeds of $202,500 which has been recorded as a note receivable. Refer to Note 6.

(b)
On August 7, 2013, the Company approved a 12-for-1 forward stock split of its issued and outstanding common stock.  Furthermore, the par value of the Company’s common stock was amended from $0.0001 per share to $0.001 per share.  All effects of the forward stock split on the common stock and par value amounts have been applied retroactively.

(c)
On August 26, 2013, the Company issued 3,000,000 shares of common stock with a fair value of $870,000 for the acquisition of FACTIVE®. In addition, the Company agreed to issue 2,200,000 shares of common stock with a fair value of $638,000 for support services relating to the acquisition of FACTIVE®. As at September 30, 2013, the 2,200,000 shares of common stock have not been issued and have been recorded as common stock issuable.  Refer to Note 3.

13.	Related Party Transactions

As of September 30, 2013, the Company had $nil (December 31, 2012 – $113,905) due to the former officer and director of the Company. The amounts due are unsecured, bear no interest and are due on demand. The Company imputes simple interest at 6% per annum as interest expense with the related-party imputed interest as additional paid-in capital. During the period ended September 30, 2013, the Company recorded imputed interest of $3,408. On July 30, 2013, the former officer and director of the Company forgave all amounts outstanding, which have been recorded as additional paid-in capital.

14.	Supplemental Disclosures

	Nine months ended September 30, 2013	Nine months ended September 30, 2012	Accumulated from May 9, 2005 (date of inception) to September 30, 2013
	$	$	$

Interest paid	–	–	–
Income taxes paid	–	–	–
Common stock issued for acquisition of intangible assets	870,000	–	870,000

VANSEN PHARMA INC.
(formerly Okana Ventures Inc.)
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2013
(Expressed in U.S. dollars)
(Unaudited)

15.	Discontinued Operations

On July 30, 2013, the Company discontinued its planned operations in the exploration of mineral properties. The results of the Company’s discontinued operations are as follows:

	September 30,	December 31,
	2013	2012
	$	$
Liabilities
Accounts payable and accrued liabilities	–	5,573
Notes payable to stockholder	–	113,905
Total Liabilities	–	119,478

	Three Months	Three Months	Nine Months	Nine Months	Accumulated from May 9, 2005 (date of
	Ended	Ended	Ended	Ended	inception)
	September 30,	September 30,	September 30,	September 30,	to September 30,
	2013	2012	2013	2012	2013
	$	$	$	$	$
Expenses
General and administrative	–	3,627	3,140	10,955	64,568
Mineral property costs	–	–	–	–	52,540
Professional fees	–	3,500	11,750	13,500	125,815
Total Expenses	–	7,127	14,890	24,455	242,923
Operating Loss	–	(7,127)	(14,890)	(24,455)	(242,923)

Other Income (Expense)
Imputed interest on related party debt	–	(1,764)	(3,408)	(5,290)	(32,669)
Miscellaneous income	–	–	–	–	7,224
Total Other Income (Expense)	–	(1,764)	(3,408)	(5,290)	(25,445)
Net Loss from Discontinued Operations	–	(8,891)	(18,298)	(29,745)	(268,368)

16.	Commitments

(a)	Pursuant to the acquisition of Spectracef® and Cefditoren (Refer to Note 3), the Company is committed to paying a royalty fee of 6% of net sales of the products through April 1, 2022.

(b)
Pursuant to the acquisition of FACTIVE® (Refer to Note 3), the Company is committed to paying a royalty fee of 8% of net sales of the product through September 30, 2014 at which point the royalty fee will increase to 16% until June 30, 2015.

17.	Subsequent Event

In October 2013, the Company repaid notes payable of $113,303, as disclosed in Note 9(c).